UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

SURFACE ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38459	46-5543980
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

50 Hampshire Street, 8th Floor
Cambridge, MA	02139
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617)

714-4096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	SURF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2022, Surface Oncology, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement (the “Amendment”) with K2 HealthVentures LLC (together with any other lender from time to time party thereto, the “Lenders”) and K2 HealthVentures LLC, as administrative agent for the Lenders (the “Administrative Agent”), which amended the Company’s existing Loan and Security Agreement, dated November 19, 2019, by and among the Company, the Lenders, the Administrative Agent and Ankura Trust Company, LLC, as collateral agent for Lenders (the “Collateral Agent”), as amended by the First Amendment to Loan and Security Agreement, dated October 1, 2021, by and among the Company, the Lenders and the Administrative Agent and Collateral Agent (together, the “Original Loan Agreement”). Under the Amendment, the Amortization Date (as defined in the Amendment) was extended from April 1, 2023 to February 1, 2024, and the Conversion Price (as defined in the Amendment) was decreased from $7.81 to $1.83.

The loan facility continues to carry a 48-month term with interest only payments extended by the Amendment from April 1, 2023 to February 1, 2024, for a total of 29 months.

In addition, the Lenders may elect, at any time prior to the payment in full of the loans under the Amendment, to convert any portion of the principal amount of the loan then outstanding into shares of common stock, par value $0.0001 per share, of the Company, in an amount up to $4.5 million, at a conversion price of (i) with respect to the first $500,000 converted, $1.56 per share and (ii) with respect to any additional amounts converted in excess of $500,000, $1.83 per share (such shares, the “Conversion Shares”), subject to specified limitations if necessary to comply with the rules of the Nasdaq Global Market.

The Original Loan Agreement, as amended by the Amendment, will continue to provide the Lenders with certain registration rights with respect to the Conversion Shares.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01	Exhibits

Exhibit Number	Description

10.1	Second Amendment to Loan and Security Agreement, dated September 21, 2022, by and between Surface Oncology, Inc. and K2 HealthVentures LLC

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: September 23, 2022	By:	/s/ Jessica Fees
Jessica Fees
Chief Financial Officer